Exhibit 4.1

THE WET SEAL, INC.

as Issuer

and

THE BANK OF NEW YORK

as Trustee and Collateral Agent

SUPPLEMENTAL INDENTURE

Dated as of June 21, 2006

Secured Convertible Notes Due 2012

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 21, 2006, between The Wet Seal, Inc., a corporation duly organized and existing under the laws of the State of Delaware, as Issuer (the “Company”), having its principal executive offices at 26972 Burbank, Foothill Ranch, California 92610, and The Bank of New York, a New York banking corporation, as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”). Capitalized terms used herein and not otherwise defined have the meanings assigned to those terms in the Indenture.

RECITALS OF THE COMPANY

The Company, the Trustee and the Collateral Agent executed and delivered that certain Indenture, dated as of January 14, 2005, as amended by that First Supplemental Indenture dated as of March 1, 2006 (the “Indenture”), to provide for the issuance of the Company’s Secured Convertible Notes Due 2012 (each a “Security” and collectively, the “Securities”).

Section 9.02 of the Indenture permits the Company and the Trustee to enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture with the Consent of the Majority Holders by Act of said Holders.

The Company seeks to enter into this Supplemental Indenture solely for the purpose of not contravening any of the provisions contained in the Indenture in connection with the Company’s repurchase of shares of its Class A Common Stock, in open market purchases, in an aggregate amount not to exceed Twenty Million Dollars ($20,000,000), and requests that the Trustee execute this Supplemental Indenture pursuant to Section 9.02.

The Company has received the valid written consent of the Holders that hold not less than a majority of the outstanding principal amount of the Securities, which consent authorizes the implementation of the amendments to the Indenture set forth in this Supplemental Indenture. All conditions precedent provided for in the Indenture relating to this Supplemental Indenture have been complied with.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

It is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

Amendments

Section 1.01. Amendments to the Indenture. Section 10.13 of the Indenture shall be amended by adding the following language at the end of such section: “and, except further that the Company shall be permitted, from time to time, to repurchase shares of its Class A Common Stock, in open market purchases, in an aggregate amount not to exceed Twenty Million Dollars ($20,000,000).”

ARTICLE II

Miscellaneous

Section 2.01. Effect of this Supplemental Indenture. Upon the execution of this Supplemental Indenture, the Indenture shall be modified only in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes; and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

Section 2.02. Confirmation of the Indenture and the Securities. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect. From and after the effectiveness of this Supplemental Indenture, any reference to the Indenture shall mean the Indenture as so amended by this Supplemental Indenture.

Section 2.03. Concerning the Trustee. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplement Indenture other than as set forth in the Indenture.

Section 2.04. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Supplemental Indenture shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Indenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS SUPPLEMENTAL INDENTURE.

Section 2.05. Effective Date of this Supplemental Indenture. This Supplemental Indenture shall be effective pursuant to Section 9.04 of the Indenture immediately upon execution by the Company and delivery to and execution by the Trustee of this Supplemental Indenture.

Section 2.06. Counterparts. This Supplemental Indenture may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 2.07. Headings. The headings of this Supplemental Indenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Supplemental Indenture.

Section 2.08. Severability. If any provision of this Supplemental Indenture shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Supplemental Indenture in that jurisdiction or the validity or enforceability of any provision of this Supplemental Indenture in any other jurisdiction.

Section 2.09. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Supplemental Indenture and the consummation of the transactions contemplated hereby.

Section 2.10. No Strict Construction. The language used in this Supplemental Indenture will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 2.11. Responsibility for Recitals, Etc. The recitals herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the accuracy thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

THE WET SEAL, INC.

By:	/s/ John Luttrell
Name: Title:	John Luttrell Executive Vice President & CFO

THE BANK OF NEW YORK, as Trustee and Collateral Agent

By:	/s/ Stacey B. Poindexter
Name: Title:	STACEY B. POINDEXTER ASSISTANT VICE PRESIDENT